UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 19, 2011
DRI Corporation
(Exact Name of Registrant as Specified in Charter)

North Carolina (State or Other Jurisdiction of Incorporation)	000-28539 (Commission File Number)	56-1362926 (IRS Employer Identification No.)

13760 Noel Road, Suite 830 Dallas, Texas (Address of Principal Executive Offices)	75240 (Zip Code)
Registrant’s telephone number, including area code: (214) 378-8992
Not Applicable.
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. 240.13e-4(c))

ITEM 1.01 Entry into Material Definitive Agreement.
     On October 19, 2011 (the “ Effective Date ”), Mobitec AB, our wholly-owned Swedish subsidiary, and Svenska Handelsbanken AB, a Swedish bank (“ Handelsbanken ”), entered into an amendment (the “ Amendment ”) to Mobitec AB’s existing supplementary overdraft facility with Handelsbanken (the “ Supplementary Overdraft Facility ”). Immediately prior to the execution and delivery of the Amendment, the Supplementary Overdraft Facility was scheduled to terminate on October 31, 2011. The Amendment extends the Supplementary Overdraft Facility for the period commencing November 1, 2011 and terminating January 31, 2012.
     At this time, we do not expect the Amendment to cause there to be a material change in our cost of capital.
     The material terms of the Amendment are described in Item 2.03— Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant, below.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     On the Effective Date, Mobitec AB and Handelsbanken entered into the Amendment for the purpose of extending the term of the Supplementary Overdraft Facility, which was scheduled to expire on October 31, 2011 prior to the execution and delivery of the Amendment, for the additional period commencing on November 1, 2011 and terminating on January 31, 2012. Except as otherwise provided in the Amendment, the terms and conditions of the Supplementary Overdraft Facility remain unchanged and in full force and effect.
     The description of the material terms and conditions of the Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the English translation of the Amendment (the original of which was written in a foreign language), which is filed as Exhibit 10.1 to this Form 8-K.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits
10.1	Contract A Supplementary Overdraft Facility, dated as of October 19, 2011, by and between Mobitec AB and Svenska Handelsbanken AB (English translation).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 24, 2011

DRI CORPORATION
By:	/s/ KATHLEEN B. OHER
Kathleen B. Oher
Vice President, Chief Financial Officer, Treasurer, and Secretary